UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             NORTHERN MINERALS INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                               20-8624019
  (State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                            Identification No.)

                                167 Caulder Drive
                        Oakville, Ontario, Canada L6J 4T2
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-144840 (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Registrant's Common Stock included under the caption "Description of Securities" set forth in the Prospectus, Registration No. 333-144840, filed with the Securities and Exchange Commission on July 25, 2007, as further amended from time to time collectively, the ("Registration Statement"), is incorporated herein by reference.

ITEM 2. EXHIBITS

3.1 Articles of Incorporation of Registrant (incorporated by reference herein from Exhibit 3.1 to Form SB-2, Registration No. 333-144840)

3.2 By-Laws of Registrant (incorporated by reference herein from Exhibit 3.2 to Form SB-2, Registration No. 333-144840)

4    Specimen Stock Certificate

99 Subscription Agreement (incorporated by reference herein from Exhibit 99.1 to Form SB-2, Registration No. 333-144840)

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
                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Northern Minerals Inc.                                 Date: April 24, 2012


/s/ Damian O'Hara
--------------------------------------
By: Damian O'Hara
(Director, Principal Executive Officer
& Principal Financial Officer)



/s/ Nicole O'Hara
--------------------------------------
By: Nicole O'Hara
(Director, Secretary)

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